Exhibit 99.1
RumbleOn Reports Record Gross Profit Margin and Earnings per Share for the Third Quarter 2020

Achieved Record Earnings per Share Profit of $0.67 versus $(7.66) Loss per Share in Q3 2019

Grew Total Gross Profit per Vehicle 261% Year-over-Year

For the First Time, Company Reports Adjusted EBITDA positive quarter at $4.7 million; Net Income of $1.5 million

DALLAS - RumbleOn, Inc (NASDAQ: RMBL), an e-commerce company using innovative technology to aggregate and distribute pre-owned vehicles to and from both consumers and dealers, today announced financial results for the three months ended September 30, 2020.

“Q3 was another record-breaking quarter for RumbleOn,” said Marshall Chesrown, RumbleOn’s CEO. “We generated positive adjusted EBITDA for the first time in the Company’s history and grew total gross profit per vehicle more than 260% year-over-year.”

“In Q3, we reported $117.3 million in revenue, a 39% increase from Q2, on 4,263 units. Additionally, we grew overall gross margin to 14.3% and gross margin on vehicles sold to 13.6%, both of which are records for RumbleOn, demonstrating continued progress towards long term sustainable profitability. RumbleOn has had an incredible year thus far operationally and financially, and I’m very pleased to report that despite the unique challenges presented to the company and the economy during 2020, our strategy is working,” continued Chesrown.

Third Quarter 2020 Financial Highlights

A year ago, in Q3 2019, the Company set a goal of achieving an adjusted EBITDA positive quarter in 2020, a goal that was reached in the third quarter. Despite the impact of COVID-19, which has resulted in significantly reduced commercial activity and total inventory in the market, the Company’s third quarter results are the strongest in its short history.

Unless otherwise noted, all comparisons are on a year-over-year basis for the three months ended September 30, 2020.

●
Total vehicle unit sales of 4,263, down from 10,894
●
Total revenue was $117.3 million, down from $220.3 million
o
Powersports revenue was $7.3 million
o
Automotive revenue was $99.3 million
o
Transportation and Vehicle Logistics revenue was $10.4 million
o
Other revenue was $0.3 million
●
Gross profit was $16.8 million or 14.3% of revenue, as compared to $12.0 million or 5.5% of revenue
o
Gross margin on vehicles sold was 13.6%, the highest in the Company’s history, and up from 4.8%. Gross profit per vehicle was $3,411 per vehicle, up 260.7% compared to 2019.
o
Powersports gross profit per powersport vehicle sold was $2,271
o
Automotive gross profit per automotive vehicle sold was $3,652
o
Transportation and Vehicle Logistics gross profit per vehicle delivered was $97
●
Sales, general and administrative expenses were $13.3 million, or 11.3% of revenue, a decrease of 30.1% from $19.0 million
●
Operating income was $3.0 million, or 2.5% of total revenue, up from operating loss of $(7.5) million or (3.4)% of revenue
●
Net Income was $1.5 million, or $0.67 per basic and fully diluted share, as compared to net loss of $8.9 million or a loss of $(7.66) per share. Weighted average basic and fully diluted shares outstanding in Q3 were 2,234,838 shares of common stock outstanding and 1,158,915 shares in Q3 2019
●
Adjusted EBITDA was $4.7 million in Q3, compared to a loss of $(4.8) million

Adjusted EBITDA is a non-GAAP financial measure. Reconciliations of non-GAAP financial measures used in this release are provided in the attached financial tables.

Business Highlights

●
RumbleOn launched the newest generation of its platform, RumbleOn 3.0 in August. As of today, there are more than 37,000 total listings available on RumbleOn.com from powersports dealers in over 200 locations, across 36 states.
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Late in Q3 RumbleOn began adding Boats and personal watercraft listings. There are already nearly 500 listings available today with many more in the pipeline as boat-specific dealers are brought onto the platform. RV listings began being tested in Q3 as a further potential opportunity for expansion in 2021.
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RumbleOn began business to business dealer-only weekly auctions in Q3. This method of redistribution is beneficial for both RumbleOn and the dealers and decreases vehicle time to sale.

Fourth Quarter 2020 Commentary and Outlook

“In 2019 we demonstrated our ability to scale revenue, in 2020 we are demonstrating we can achieve profitability, and we look forward to demonstrating our ability to scale with sustainable profitability in 2021 and beyond,” said Marshall Chesrown. “Another objective we outlined in 2019 was to reach EBITDA profitability on a full year basis in 2021, and we believe we have the right strategy in place to reach that goal.”

Chesrown continued, “During the three-months ended September 30, 2020, average selling prices increased as market prices remained high industry-wide. The effect of these higher market prices resulted in lower levels of inventory available to purchase for resale, causing a decline in unit sales beginning in September as compared to July and August. We believe this supply and demand imbalance will continue to impact seasonally adjusted fourth quarter volume, particularly given the worldwide rise in COVID-19 cases.”

Given the uncertainty of the ongoing impact and unprecedented conditions surrounding the COVID-19 pandemic, we cannot predict the overall effect to RumbleOn, our customers, regional business partners, and others that we work with. As a result, we believe it is prudent to continue to withhold guidance until we can better gauge market conditions and have a clearer understanding of the lasting impact from the COVID-19 pandemic.

Conference Call Details

RumbleOn’s management will host a conference call to discuss its financial results on Tuesday, November 10, 2020 at 8:30 a.m. Eastern Time. A live webcast of the call can be accessed from RumbleOn’s Investor Relations website. An archived version will be available on the website after the call. Investors and analysts can participate in the conference call by dialing (877) 242-2259, or (212) 231-2903 for callers outside of the United States. A telephonic replay will be available for seven days, beginning two hours after the call. To listen to the replay please dial (844) 512-2921, or (412) 317-6671 for callers outside the United States (replay pin: 21971989).

About RumbleOn

Founded in 2017, RumbleOn (NASDAQ: RMBL) is an e-commerce company using innovative technology to aggregate and distribute pre-owned automotive and powersport vehicles to and from both consumers and dealers, 100% online. RumbleOn is disrupting the pre-owned vehicle supply chain by providing dealers with technology solutions such as virtual inventory, and a 24/7 distribution platform, and consumers with an efficient, timely and transparent transaction experience, without leaving home. Whether buying, selling, trading or financing a vehicle, RumbleOn enables dealers and consumers to transact without geographic boundaries in a transparent, fast and friction free experience. For more information, please visit http://www.rumbleon.com.

Non-GAAP Financial Measures

As required by the rules of the Securities and Exchange Commission ("SEC"), we provide reconciliations of the non-GAAP financial measures contained in this press release to the most directly comparable measure under GAAP, which are set forth in the financial tables attached to this release. Non-GAAP financial measures for the three and nine months ended September 30, 2020 used in this release include: adjusted EBITDA.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as an alternative to operating income or net income as a measure of operating performance or cash flows or as a measure of liquidity. Non-GAAP financial measures are not necessarily calculated the same way by different companies and should not be considered a substitute for or superior to U.S. GAAP.

Adjusted EBITDA is defined as net income or loss adjusted to add back interest expense including debt extinguishment and depreciation and amortization, and certain charges and expenses, such as non-cash compensation costs, acquisition related costs, derivative income, financing activities, litigation expenses, severance, new business development costs, technology implementation costs and expenses, and facility closure and lease termination costs, as these charges and expenses are not considered a part of our core business operations and are not an indicator of ongoing, future company performance.

Adjusted EBITDA is one of the primary metrics used by management to evaluate the financial performance of our business. We present adjusted EBITDA because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. Further, we believe it is helpful in highlighting trends in our operating results, because it excludes, among other things, certain results of decisions that are outside the control of management, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure and capital investments.

Cautionary Note Regarding Forward Looking Statements

This press release may contain “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on RumbleOn’s expectations as of the date of this report and speak only as of the date of this report and are advised to consider the factors listed under the heading “Forward-Looking Statements” and “Risk Factors” in RumbleOn’s SEC filings, as may be updated and amended from time to time. RumbleOn undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

RumbleOn, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	As of September 30, 2020	As of December 31, 2019
ASSETS

Current assets:
Cash	$3,412,772	$49,660
Restricted cash	5,545,892	6,676,622
Accounts receivable, net	11,342,600	8,482,707
Inventory	11,424,094	57,381,281
Prepaid expense and other current assets	2,506,910	1,210,474
Total current assets	34,232,268	73,800,744

Property and equipment, net	6,494,940	6,427,674
Right-of-use assets	5,926,393	6,040,287
Goodwill	26,886,563	26,886,563
Other assets	174,457	237,823
Total assets	$73,714,621	$113,393,091

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$10,720,627	$12,421,094
Accrued interest payable	807,360	749,305
Current portion of convertible debt	960,338	1,363,590
Current portion of long-term debt	17,640,426	59,160,970
Total current liabilities	30,128,751	73,694,959

Long-term liabilities:
Note payable	1,974,218	1,924,733
Convertible Debt	26,681,826	20,136,229
Derivative liabilities	20,345	27,500
Other long-term liabilities	5,399,716	4,722,101
Total long-term liabilities	34,076,105	26,810,563

Total liabilities	64,204,856	100,505,522

Commitments and contingencies (Notes 4, 7, 8, 9, 13, 18)

Stockholders' equity:
Class B Preferred stock, $0.001 par value, 10,000,000 shares authorized, 0 and 0 shares issued and outstanding as of September 30, 2020 and December 31, 2019	-	-
Common A stock, $0.001 par value, 50,000 shares authorized, 50,000 shares issued and outstanding as of September 30, 2020 and December 31, 2019	50	50
Common B stock, $0.001 par value, 4,950,000 shares authorized, 2,191,633 and 1,111,681 shares issued and outstanding as of September 30, 2020 and December 31, 2019	2,192	1,112
Additional paid in capital	108,396,284	92,268,213
Accumulated deficit	(98,888,761)	(79,381,806)
Total stockholders' equity	9,509,765	12,887,569

Total liabilities and stockholders' equity	$73,714,621	$113,393,091

RumbleOn, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Pre-owned vehicle sales:
Powersports	$7,303,131	$27,144,202	$38,641,607	$84,379,049
Automotive	99,315,335	187,108,303	281,242,442	611,871,819
Transportation and vehicle logistics	10,440,367	6,058,546	25,191,459	17,417,846
Other	198,571	9,272	672,450	9,272
Total revenue	117,257,404	220,320,323	345,747,958	713,677,986

Cost of revenue:
Powersports	5,606,366	24,280,599	33,691,814	74,367,614
Automotive	86,473,154	179,672,614	257,045,834	585,163,984
Transportation and vehicle logistics	8,373,829	4,352,585	19,324,621	12,523,281
Cost of revenue before impairment loss	100,453,349	208,305,798	310,062,269	672,054,879
Impairment loss on automotive inventory	-	-	11,738,413
Total cost of revenue	100,453,349	208,305,798	321,800,682	672,054,879

Gross profit	16,804,055	12,014,525	23,947,276	41,623,107

Selling, general and administrative	13,279,151	19,010,939	42,509,865	64,458,520

Insurance recovery proceeds	-	-	(5,615,268)	-

Depreciation and amortization	536,381	473,670	1,567,697	1,283,333

Operating income (loss)	2,988,523	(7,470,084)	(14,515,018)	(24,118,746)

Interest expense	(1,488,090)	(2,031,697)	(5,187,256)	(5,351,689)

Change in derivative liability	(13,518)	630,000	7,155	820,000

Gain (Loss) on early extinguishment of debt	-	-	188,164	(1,499,250)

Income (loss) before provision for income taxes	1,486,915	(8,871,781)	(19,506,955)	(30,149,685)

Benefit for income taxes	-	-	-	-

Net income (loss)	$1,486,915	$(8,871,781)	$(19,506,955)	$(30,149,685)

Weighted average number of common shares outstanding - basic and fully diluted	2,234,838	1,158,915	2,165,167	1,098,809

Net income (loss) per share - basic and fully diluted	$0.67	$(7.66)	$(9.01)	$(27.44)

RumbleOn, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Nine-Months Ended September 30,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(19,506,955)	$(30,149,685)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,567,697	1,283,333
Amortization of debt discounts	1,498,690	1,308,061
Share based compensation	2,425,316	2,335,242
Impairment loss on inventory	11,738,413	-
Impairment loss on fixed assets	177,626	-
Loss from change in value of derivatives	(7,155)	(820,000)
Loss (gain) from extinguishment of debt	(188,164)	1,499,250
Changes in operating assets and liabilities:
(Increase) in prepaid expenses and other current assets	(1,296,436)	(261,207)
(Increase) decrease in inventory	34,218,774	5,530,532
(Increase) in accounts receivable	(2,859,892)	(1,564,145)
Decrease in other assets	63,366	(18,403)
Decrease in accounts payable and accrued liabilities	(1,691,839)	(5,824,733)
Increase in accrued interest payable	58,055	888,821
Net cash provided by (used in) operating activities	26,197,496	(25,792,934)

CASH FLOWS FROM INVESTING ACTIVITIES
Cash used for acquisitions; net of cash received	-	(835,000)
Purchase of property and equipment	(174,786)	-
Proceeds from sales of property and equipment	-	40,620
Technology development	(1,598,067)	(2,619,551)
Net cash used in investing activities	(1,772,853)	(3,413,931)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from notes payable and convertible debt	8,272,375	27,455,537
Payments on notes payable	(1,713,825)	(11,134,695)
Net repayments on lines of credit	(44,707,736)	(4,660,270)
Net proceeds from sale of common stock	10,780,080	15,155,547
Proceeds from PPP loan	5,176,845	-
Net cash (used in) provided by financing activities	(22,192,261)	26,816,119

NET CHANGE IN CASH	2,232,382	(2,390,746)

CASH AND RESTRICTED CASH AT BEGINNING OF PERIOD	6,726,282	15,784,902

CASH AND RESTRICTED CASH AT END OF PERIOD	$8,958,664	$13,394,156

RumbleOn, Inc.
Reconciliation of Net Income (Loss) to Adjusted EBITDA

	Three-Months Ended September 30,		Nine-Months Ended September 30,
	2020	2019	2020	2019
Net income (loss)	$1,486,915	$(8,871,781)	$(19,506,955)	$(30,149,685)
Add back:
Interest expense (including debt extinguishment)	1,488,090	2,031,697	4,999,092	6,850,939
Depreciation and amortization	536,381	473,670	1,567,697	1,283,333
EBITDA	3,511,386	(6,366,414)	(12,940,166)	(22,015,413)

Adjustments
Impairment loss on automotive inventory	-	-	11,738,413	-
Impairment loss on fixed assets	-	-	177,626	-
Insurance recovery proceeds	-	-	(5,615,268)	-
Non-cash-stock-based compensation	862,555	689,130	2,425,316	2,335,242
Acquisition related costs	-	-	-	378,208
Change in derivative liability	13,518	(630,000)	(7,155)	(820,000)
Severance	-	1,079,438	-	1,079,438
New business development	-	426,885	-	1,173,928
Litigation expenses	280,842	-	1,027,689	61,446
Other non-reoccurring costs	51,387	48,676	51,387	1,441,603
Adjusted EBITDA	$4,719,688	$(4,752,285)	$(3,142,158)	$(16,365,548)

Investor Relations:
The Blueshirt Group
Dylan Solomon
investors@rumbleon.com